EXHIBIT 10.42

MGE ENERGY, INC.

____________________________________________________________________________

__________ PERFORMANCE UNIT AWARD AGREEMENT (5-Year)

Name of Employee: ______________________

Number of Units: ______________________

Grant Date: ______________________

THIS PERFORMANCE UNIT AGREEMENT (the “Agreement”) is made by and between MGE ENERGY, INC., a corporation organized and existing under the laws of the State of Wisconsin (the “Company”), and the employee named above (the “Participant”), as of the date designated above (the “Grant Date”). This Agreement provides notice of the terms and conditions applicable to a grant of Performance Units made pursuant to the Company’s 2006 Performance Unit Plan (the “Plan”). By execution below, the Participant agrees to be bound by the terms and conditions described herein and the provisions of the Plan. Unless otherwise defined below or in Exhibit 1 attached hereto and made a part hereof, capitalized terms have the meanings ascribed to them in the Plan, a copy of which is being delivered with this Agreement.

1.

Grant of Performance Units. As of the Grant Date, the Board of Directors of the Company (the “Board”) grants to the Participant an aggregate of the Units indicated above, each of which gives the recipient the right to receive the Unit Value, equal to the Fair Market Value plus Dividend Equivalents declared during the relevant Vesting Period, subject to the restrictions described herein. Such Units do not represent real shares of stock, shall not be sold, assigned, transferred, pledged or hypothecated and have no value other than the cash settlement rights ascribed to them in the Plan (the “Units”).

2.

 Performance Period, Vesting and Settlement.

(a)

Performance Period. The Performance Period with respect to this grant of Performance Units shall be the 12 months ended December 31,    (the “Performance Period”).

(b)

Vesting. Subject to Section 5 hereof, Performance Units granted with respect to the Performance Period shall vest according to the following schedule:

Date

% Vest

December 31,

0%

December 31,

0%

December 31,

60%

December 31,

80%

December 31,

100%

(c)

Settlement. Units shall be valued and settled in cash on the Settlement Date, in accordance with the Plan.

3.

Dividend Equivalents. Unit Value of the Performance Units includes Dividend Equivalents for all dividends declared by the Company during the Vesting Period. For purposes of computing Unit Value, such dividends shall be considered in aggregate but shall not be deemed to be reinvested in the Company’s Stock or to earn interest throughout the Performance Period.

4.

Termination of Employment.

(a)

Death, Disability or Retirement. If the Participant’s employment with the Company is terminated due to the Participant’s death, Disability or Retirement, the Participant shall receive an additional year of vesting credit with respect to the Units, and all vested Units shall be settled in accordance with the Plan on the appropriate Settlement Date following the conclusion of the full Vesting Period. Specifically, such a Participant shall receive, as applicable, (i) if the Participant’s Termination Date occurs prior to December 31 of a calendar year, vesting credit with respect to such calendar year or (ii) if the Participant’s Termination Date occurs on December 31 of a calendar year, vesting credit with respect to the calendar year immediately following the calendar year which includes such Termination Date.

(b)

Voluntarily by the Participant or by Company without Cause. If the Participant voluntarily terminates employment with the Company or the Company terminates the Participant without Cause, in either case prior to the conclusion of the full Vesting Period, all unvested Units (determined as of the Termination Date) shall be immediately forfeited and all of the Participant’s vested Units shall be settled in accordance with the Plan on the appropriate Settlement Date following conclusion of the full Vesting Period.

(c)

Termination by Company for Cause. If the Participant’s employment with the Company is terminated for Cause, all vested and unvested Units shall be immediately forfeited without settlement or payment of value.

5.

Change in Control. Upon the occurrence of a Change in Control (as defined in Exhibit 1), all Units not previously forfeited shall become immediately vested and shall be settled in accordance with the Plan on the appropriate Settlement Date following the conclusion of the full Vesting Period.

6.

No Assignment of Units. During the Vesting Period, Units granted hereunder shall not be subject in any manner to sale, transfer, pledge, assignment, encumbrance, division or other disposition, whether by operation of law or otherwise and whether voluntarily or involuntarily, including any division of property incident to a divorce or other allocation of marital property.

7.

Adjustment. During the Vesting Period, the aggregate number of Units granted hereunder shall be subject to adjustment (as determined by the Compensation Committee in its sole discretion) due to any stock split, stock dividend or other form of recapitalization which affects the Company’s outstanding Stock.

8.

Employment Rights. Neither this Agreement nor the grant of Units hereunder shall be deemed to confer on the Participant any right to continue in the employ of the Company or any affiliate or to interfere, in any manner, with the right of the Company to terminate employment, whether with or without Cause, in its sole discretion, subject to the terms of any separate agreement between the Participant and the Company.

9.

Amendment and Modification. The terms and conditions of this Agreement may be amended only in writing signed by both the Participant and an authorized Company representative.

10.

Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Participant and the Company, including their respective heirs, executors, administrators, successors and assigns.

11.

Plan and Available Information. Units granted hereunder shall be subject to such additional terms and conditions as may be imposed under the terms of the Plan, a copy of which has been furnished with this grant. If any conflict exists between this Agreement and the Plan, the Plan shall prevail.

12.

Governing Law. The validity, construction, and effect of all rules and regulations applicable to this Agreement shall be determined in accordance with the laws of the State of Wisconsin and applicable Federal law.

13.

Withholding Tax. The Company may deduct from any payment to be made to the Participant any amount that federal, state, local or foreign tax law requires to be withheld with respect to the granting and settlement of Units hereunder.

14.

Section 409A Compliance. This Agreement is intended to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted and construed accordingly. The Company shall have the discretion and authority to amend this Agreement at any time to satisfy any requirements of Section 409A of the Code or guidance provided by the U.S. Treasury Department to the extent applicable to this Agreement. By accepting this Agreement, the Participant agrees that no provision of this Agreement or the Plan or any communications related to this Agreement or the Plan shall be interpreted as guaranteeing the tax consequences or treatment of any amounts payable to the Participant under this Agreement.

EMPLOYEE

__________________________________

MGE ENERGY, INC.

By: __________________________________

Its: __________________________________

Exhibit 1

Definitions

“Change in Control” means the occurrence of any of the following events:

(1)

the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 35% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control:

(A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities),

(B) any acquisition by the Company,

(C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company,

(D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the Shareholder Continuity Condition (as defined below), the Beneficial Ownership Condition (as defined below) and the Board of Directors Continuity Condition (as defined below) shall be satisfied;

and provided further that, for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 20% or more of the Outstanding Company Common Stock or 20% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(2)

individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

(3)

the approval by the shareholders of the Company of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation each of the Shareholder Continuity Condition, the Beneficial Ownership Condition and the Board of Directors Continuity Condition shall be satisfied; or

(4)

approval by the Company’s shareholders of (1) a plan of complete liquidation or dissolution of the Company, or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition each of, the Shareholder Continuity Condition, Beneficial Ownership Condition and Board of Directors Continuity Condition shall be satisfied.

For purposes of this definition:

“Shareholder Continuity Condition” shall be satisfied in connection with a transaction if at least 60% of the then outstanding shares of common stock of the corporation resulting from such transaction and at least 60% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such transaction and in substantially the same proportions relative to each other as their ownership, immediately prior to such transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be.

“Beneficial Ownership Condition” shall be satisfied in connection with a transaction if no Person other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such transaction (or any corporation controlled by the Company) and any Person who beneficially owned, immediately prior to such transaction, directly or indirectly, 35% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35% or more of the then outstanding shares of common stock of such corporation or 35% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors.

“Board of Directors Continuity Condition” shall be satisfied in connection with a transaction if at least a majority of the members of the board of directors of the corporation resulting from such transaction were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such transaction.